================================================================================

                               FIRST AMENDMENT
                                      TO
                    TRUST INDENTURE AND SECURITY AGREEMENT
                                 [NW 1997 I]


                                 Dated as of
                               February 3, 1998


                                   Between

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                       not in its individual capacity,
                      except as expressly stated herein,
                         but solely as Owner Trustee,
                                Owner Trustee

                                     and

                     STATE STREET BANK AND TRUST COMPANY,
                       not in its individual capacity,
                      except as expressly stated herein,
                       but solely as Indenture Trustee,
                              Indenture Trustee

--------------------------------------------------------------------------------

                        SECURED CERTIFICATES COVERING
                ONE BRITISH AEROSPACE AVRO 146-RJ85A AIRCRAFT
                    BEARING U.S. REGISTRATION MARK N509XJ
                      LEASED BY NORTHWEST AIRLINES, INC.

================================================================================

TABLE OF CONTENTS
                                                                          Page
                                                                          ----

SECTION 1.    Amendment of Second "Whereas" Clause of the Original Trust
              Indenture........................................................1

SECTION 2.    Amendment of Third "Whereas" Clause of the Original Trust
              Indenture........................................................2

SECTION 3.    Amendment of the Granting Clause of the Original Trust
              Indenture........................................................2

SECTION 4.    Amendment of Section 1.01 of the Original Trust Indenture........2

SECTION 5.    Amendment of Section 2.07 of the Original Trust Indenture........2

SECTION 6.    Amendment of Sections 2.10(c), 2.10(d), 2.10(e) and 2.10(f) of
              the Original Trust Indenture.....................................2

SECTION 7.    Amendment of Sections 2.12(a) of the Original Trust Indenture....2

SECTION 8.    Amendment of Section 2.13 of the Original Trust Indenture........2

SECTION 9.    Amendment of Sections 2.16, 2.17, 2.18, 2.19 and 2.20 of the
              Original Trust Indenture.........................................2

SECTION 10.   Amendment of Section 3.01 of the Original Trust Indenture........2

SECTION 11.   Amendment of Section 3.02 of the Original Trust Indenture........2

SECTION 12.   Amendment of Section 9.01(a) of the Original Trust Indenture.....3

SECTION 13.   Amendment of Section 9.01(c) of the Original Trust Indenture.....3

SECTION 14.   Amendment of Schedule I to the Original Trust Indenture and
              the Secured Certificates Issued Thereunder.......................3

SECTION 15.   Amendment of Exhibit A to Original Trust Indenture...............3

SECTION 16.   Ratification.....................................................3

SECTION 17.   Miscellaneous....................................................3

ANNEX A           Definitions

EXHIBIT A         Form of Trust Agreement and Indenture Supplement

SCHEDULE I        Secured Certificates Amortization

                               FIRST AMENDMENT TO
                     TRUST INDENTURE AND SECURITY AGREEMENT
                                   [NW 1997 I]

            This FIRST AMENDMENT TO TRUST INDENTURE AND SECURITY AGREEMENT [NW 1997 I], dated as of February 3, 1998 (the or this "Amendment"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated in the Original Trust Indenture (as defined below), but solely as Owner Trustee under the Trust Agreement (together with its successors under the Trust Agreement, the "Owner Trustee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly stated in the Original Trust Indenture, but solely as Indenture Trustee hereunder (together with its successors hereunder, the "Indenture Trustee"), hereby amends the Trust Indenture and Security Agreement [NW 1997 I], dated as of September 25, 1997 (said Trust Indenture and Security Agreement, prior to being amended hereby, the "Original Trust Indenture", and as amended hereby, the "Trust Indenture"), between the Owner Trustee and the Indenture Trustee.

            Unless the context otherwise requires, capitalized terms utilized herein shall have the respective meanings set forth in Annex A hereto for all purposes of this Amendment.

                              W I T N E S S E T H:

            WHEREAS, as contemplated by the Original Participation Agreement, the Initial Owner Participant transferred the Beneficial Interest to the Owner Participant pursuant to the Assignment and Assumption Agreement;

            WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee, the Indenture Trustee, and certain other parties executed and delivered the Participation Agreement;

            WHEREAS, concurrently with the execution and delivery of this Amendment, pursuant to Section 2.18 of the Original Trust Indenture the Indenture Trustee released from the Collateral Account to the Owner Trustee an amount of cash equal to the Debt Portion;

            WHEREAS, pursuant to Section 1(c) of the Participation Agreement and
Section 2.20 of the Original Trust Indenture, the Owner Trustee hereby elects to amend Schedule I to the Original Trust Indenture and Schedule I to each Secured Certificate;

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Trust Indenture is amended as follows:

            SECTION 1. Amendment of Second "Whereas" Clause of the Original Trust Indenture. The second "Whereas" Clause of the Original Trust Indenture is hereby amended by deleting "Initial" each time it appears therein.

            SECTION 2. Amendment of Third "Whereas" Clause of the Original Trust Indenture. The third "Whereas" Clause of the Original Trust Indenture is hereby amended by deleting from clause (ii) thereof "mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder of the Owner Trustee's right, title and interest in and to the Liquid Collateral and after the Delivery Date the assignment,".

            SECTION 3. Amendment of the Granting Clause of the Original Trust Indenture. The Granting Clause of the Original Trust Indenture is hereby amended by deleting clause (5) thereof in its entirety and inserting in lieu thereof "[Intentionally Omitted]".

            SECTION 4. Amendment of Section 1.01 of the Original Trust Indenture. Section 1.01 of the Original Trust Indenture is hereby amended by deleting the word "hereto" therein and inserting in lieu thereof "to the First Amendment to Trust Indenture and Security Agreement [NW 1997 I], dated as of February 3, 1998, between the Owner Trustee and the Indenture Trustee".

            SECTION 5. Amendment of Section 2.07 of the Original Trust Indenture. Section 2.07 of the Original Trust Indenture is hereby amended by inserting "8(aa)," between "8(t)," and "10," in the penultimate sentence thereof.

            SECTION 6. Amendment of Sections 2.10(c), 2.10(d), 2.10(e) and 2.10(f) of the Original Trust Indenture. Sections 2.10(c), 2.10(d), 2.10(e) and 2.10(f) of the Original Trust Indenture are hereby deleted in their entirety.

            SECTION 7. Amendment of Sections 2.12(a) of the Original Trust Indenture. Sections 2.12(a) of the Original Trust Indenture is hereby amended by deleting the third, fourth, fifth and sixth sentences thereof.

            SECTION 8. Amendment of Section 2.13 of the Original Trust Indenture. Section 2.13 of the Original Trust Indenture is hereby amended by deleting "Section 1(e)(i) or" from the first sentence thereof.

            SECTION 9. Amendment of Sections 2.16, 2.17, 2.18, 2.19 and 2.20 of the Original Trust Indenture. Sections 2.16, 2.17, 2.18, 2.19 and 2.20 of the Original Trust Indenture are hereby deleted in their entirety.

            SECTION 10. Amendment of Section 3.01 of the Original Trust Indenture. Section 3.01 of the Original Trust Indenture is hereby amended by deleting "or 18(c)" from the first paragraph thereof.

            SECTION 11. Amendment of Section 3.02 of the Original Trust Indenture. Section 3.02 of the Original Trust Indenture is hereby amended by deleting "Lessee Operative Documents" from the proviso thereof and inserting in lieu thereof "Operative Documents".

            SECTION 12. Amendment of Section 9.01(a) of the Original Trust Indenture. The second sentence of Section 9.01(a) of the Original Trust Indenture is hereby amended by (a) deleting "(or the Indenture Trustee, in the case of (i) or (ii) below") therefrom and inserting in lieu thereof "or the Indenture Trustee,", (b) inserting "and" before clause (ii) thereof, and (c) deleting clause (iii) and the "and" which immediately precedes such clause.

            SECTION 13. Amendment of Section 9.01(c) of the Original Trust Indenture. Section 9.01(c) of the Original Trust Indenture is hereby amended by
(a) inserting "and" immediately prior to clause (ii) thereof and (b) deleting clause (viii) thereof and the "and" which immediately precedes such clause.

            SECTION 14. Amendment of Schedule I to the Original Trust Indenture and the Secured Certificates Issued Thereunder. Schedule I to the Original Trust Indenture is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule I attached hereto. Schedule I to each Secured Certificate is hereby amended accordingly, and the Indenture Trustee shall deliver an amended Schedule I to the registered holders of the Secured Certificates.

            SECTION 15. Amendment of Exhibit A to Original Trust Indenture. Exhibit A to the Original Trust Indenture is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.

            SECTION 16. Ratification. Except as hereby modified, the Original Trust Indenture shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Trust Indenture, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Trust Indenture or any word or phrase referring to a section or provision of the Trust Indenture is deemed for all purposes to be a reference to the Original Trust Indenture or such section or provision as amended pursuant to this Amendment.

            SECTION 17. Miscellaneous. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Amendment may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    FIRST SECURITY BANK,
                                    NATIONAL ASSOCIATION,
                                      not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee

                                    By: /s/ Greg A. Hawley
                                       -----------------------------------
                                       Name:  Greg A. Hawley
                                       Title: Vice President

                                    STATE STREET BANK AND TRUST
                                    COMPANY,
                                      not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee, Indenture Trustee

                                    By: /s/ Donald E. Smith
                                       -----------------------------------
                                       Name:   Donald E. Smith
                                       Title:  Vice President

                                                            EXHIBIT A TO FIRST
                                                            AMENDMENT TO TRUST
                                                                 INDENTURE AND
                                                            SECURITY AGREEMENT

                                                                  EXHIBIT A TO
                                                               TRUST INDENTURE
                                                                  AND MORTGAGE

                    TRUST AGREEMENT AND INDENTURE SUPPLEMENT
                                   [NW 1997 I]

            This TRUST AGREEMENT AND INDENTURE SUPPLEMENT [NW 1997 I], dated _______ __, _____ (herein called this "Trust Indenture Supplement") of FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee") under that certain Amended and Restated Trust Agreement [NW 1997 I] dated as of February 3, 1998 (the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein.

                              W I T N E S S E T H:

            WHEREAS, the TRUST INDENTURE AND SECURITY AGREEMENT [NW 1997 I], dated as of September 25, 1997 (as amended and supplemented to the date hereof, the "Trust Indenture") between the Owner Trustee and STATE STREET BANK AND TRUST COMPANY, as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

            WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

            NOW, THEREFORE, this Trust Indenture Supplement witnesseth that the Owner Trustee hereby confirms that the Lien of the Trust Indenture on the Trust Indenture Estate covers all of Owner Trustee's right, title and interest in and to the following described property:

                                    AIRFRAME

            One airframe identified as follows:

                                               FAA
                                           Registration       Manufacturer's
       Manufacturer         Model             Number          Serial Number
     ---------------      --------         ------------       --------------



together with all of the Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

AIRCRAFT ENGINES

            Four aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

Manufacturer             Manufacturer's Model      Serial Number
------------             --------------------      -------------



together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to any of such engines.

            Together with all of Owner Trustee's right, title and interest in and to all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts).

            As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Loan Participants and of the Certificate Holders, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under the Lease Supplement [of even date herewith] covering the property described above.

            Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Certificate Holders, except as provided in Section 2.15 and Article III of the Trust Indenture without any preference, distinction or priority of any one Secured Certificate over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

            This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            This Trust Indenture Supplement is being delivered in the State of New York.

            AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

            IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                    FIRST SECURITY BANK,
                                    NATIONAL ASSOCIATION,
                                      not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

                                   Principal Amount       Interest Rate
                                   ----------------       -------------

Series A.........                   $10,560,952.07            7.068%

Series B.........                    $3,538,462.47            7.248%

Series C.........                    $1,980,000.00            7.039%


                                  Schedule I-1

                        Secured Certificates Amortization
                                    SERIES A
                                Aircraft: N509XJ

                                         Percentage of Principal
          Payment Date                      Amount to be Paid
          -----------                    -----------------------


                                  Schedule I-2

                                    SERIES B
                                Aircraft: N509XJ

                                          Percentage of Principal
           Payment Date                      Amount to be Paid
           ------------                   -----------------------


                                  Schedule I-3

                                   SERIES C
                               Aircraft: N509XJ

                                          Percentage of Principal
           Payment Date                      Amount to be Paid
           ------------                   -----------------------


                                  Schedule I-4

                               ANNEX A [NW 1997 I]

                                   DEFINITIONS

            Unless the context otherwise requires, the following terms shall have the following meanings and shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of any Operative Document, the provisions of such Operative Document shall control the construction of such Operative Document. References to any agreement are deemed to include such agreement as amended, modified or supplemented from time to time.

            "Acceptance Certificate" has the meaning specified in Section 5(a)(v) of the Participation Agreement.

            "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a vice president or other higher officer of the Owner Participant having responsibility for the transactions contemplated by the Operative Documents.

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

            "Aircraft" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the four Engines initially leased under the Lease (or any engine substituted for either of such Engines pursuant to the terms of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

            "Airframe" means: (i) the British Aerospace Avro 146-RJ85A aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except


                                  Schedule I-5

Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease.

            "Amortization Amount" shall mean, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Date on the Amortization Schedule.

            "Amortization Schedule" shall mean the amortization schedule for the Secured Certificates delivered pursuant to Section 2.02 of the Trust Indenture.

            "Applicable Rate" means as of any date the weighted average of the interest rates borne by the Secured Certificates then outstanding and, if no Secured Certificates shall be outstanding, the Base Rate.

            "Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement [NW 1997 I], dated as of February 3, 1998, between the Initial Owner Participant and the Owner Participant, as such Assignment and Assumption Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

            "Average Life Date" for each Secured Certificate to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Secured Certificate. "Remaining Weighted Average Life" of such Secured Certificate, at the redemption date of such Secured Certificate, shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Secured Certificate, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by
(b) the then unpaid principal amount of such Secured Certificate.

            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Base Rate" means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

            "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) of the Lease as adjusted as provided in
Section 3(d) of the Lease but subject always to the provisions of Section 3(d)(v) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

            "Basic Term" has the meaning specified in the Lease.

            "Beneficial Interest" means the interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.


                                  Schedule I-6

            "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Liens permitted by clause (v) of Section 6 of the Lease.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

            "Cash Equivalents" (i) on or prior to the Delivery Date, shall mean
(a) direct obligations of the United States or obligations fully guaranteed by the United States, (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization, (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than eight months following the date of such investment, (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million, and (ii) after the Delivery Date, shall mean the investments specified in Section 22(a) of the Lease.

            "Certificate Closing Date" means September 25, 1997.

            "Certificate Holder" shall mean any holder from time to time of one or more Secured Certificates.

            "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

            "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.


                                  Schedule I-7

            "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral Account" means the deposit account established and maintained pursuant to Section 2.16 of the Original Trust Indenture.

            "Collateral Account Control Agreement" means that certain Collateral Account Control Agreement [NW 1997 I], dated as of September 25, 1997, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

            "Commitment" means the amount of the Owner Participant's participation in Lessor's Cost for the Aircraft required to be made available or paid as provided in Section 1(d) of the Participation Agreement.

            "Consent and Agreement" means that certain Consent and Agreement [NW 1997 I], dated as of February 3, 1998, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

            "Continuous Stay Period" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

            "Contract Rights" means all of Lessee's right, title and interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of Lessee to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

            "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to Lessee, the Indenture Trustee, the Owner Participant and each Certificate Holder.

            "Corporate Trust Office" shall mean the principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate


                                  Schedule I-8
trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Loan Participants and each Certificate Holder.

            "Debt" shall mean any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

            "Debt Portion" means the amount specified as such on Schedule II to the Participation Agreement.

            "Debt Rate" shall mean, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture.

            "Default" (a) for purposes of the Operative Documents other than the Trust Indenture, means a Lease Default and (b) for purposes of the Trust Indenture, means any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default pursuant to Section 4.02 of the Trust Indenture or Lease Event of Default (excluding Lease Events of Default relating to Excluded Payments).

            "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

            "Delivery Notice" means notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 2 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by Lessee pursuant to Section 1(e) of the Participation Agreement.

            "Depreciation Period" means the period commencing on the Delivery Date and ending on December 31, 2005, or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

            "Dollars" and "$" means the lawful currency of the United States of America.

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with a corporate trust department of a depository institution with corporate trust powers organized under the laws United States or any state thereof or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

            "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any case at all times (a) has either (x) a long-term unsecured debt rating of Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1


                                  Schedule I-9
by Moody's, (b) has either (x) a long-term unsecured debt rating of at least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

            "Enforcement Date" shall have meaning specified in Section 4.03 of the Trust Indenture.

            "Engine" means (i) each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms of the Lease, for either of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 8 of the Lease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "Event of Default" (a) for purposes of the Trust Indenture, has the meaning specified in Section 4.02 of the Trust Indenture and (b) for purposes of the Operative Documents other than the Trust Indenture, means a Lease Event of Default.

            "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of 180 consecutive days or, if earlier, until the end of the Term, or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title or, if earlier, at the end of the Term; (iv) as a result of any law, rule,


                                  Schedule I-10
regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee (or any Sublessee), prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of British Aerospace Avro 146-RJ85A aircraft of Lessee (or any Sublessee) and Lessee (or a Sublessee), prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), provided, further that, notwithstanding any of the foregoing, such prohibition shall constitute an Event of Loss if such use shall have been prohibited for a period of three consecutive years or such use shall be prohibited at the expiration of the Term; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) of the Lease; and (vi) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to
Section 7(b) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

            "Excess Amount" shall have the meaning specified in Section 2.03(b) of the Trust Indenture.

            "Excluded Payments" shall mean (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 7(b), 7(c), 16 and 17 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11(e) of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees payable to the Owner Trustee or the Indenture Trustee pursuant to the last sentence of Section 7(c) of the Participation Agreement, (vi) provided that the Secured Certificates shall have been duly assumed by Lessee pursuant to Section 2.13 of the


                                 Schedule I-11

Trust Indenture, the amounts payable to the Owner Trustee pursuant to the third sentence of Section 19(d) of the Lease plus all reasonable expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (vii) any payment of the foregoing under the Guarantee, (viii) interest accrued on any of the above, and (ix) any right to enforce the payment of any amount described in clauses (i) through (viii) above and the right to declare an Event of Default in respect of any of the foregoing amounts.

            "Expenses" has the meaning specified in Section 7(c) of the Participation Agreement.

            "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

            "Federal Aviation Act" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

            "First Amendment to Trust Indenture" means that certain First Amendment to Trust Indenture and Security Agreement [NW 1997 I], dated as of February 3, 1998, between Lessor and the Indenture Trustee, amending the Original Trust Indenture.

            "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.


                                 Schedule I-12

            "Guarantee" means that certain Amended and Restated Guarantee [NW 1997 I], dated as of February 3, 1998, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof, which Guarantee amended and restated in its entirety the Original Guarantee.

            "Guarantor" means Northwest Airlines Corporation, a Delaware corporation.

            "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii) inclusive, (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii) inclusive.

            "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Guarantee, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

            "Indenture Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Indenture Event of Default or Lease Event of Default (excluding Lease Events of Default related to Excluded Payments).

            "Indenture Event of Default" shall mean an "Event of Default" as defined in clause (a) of the definition of "Event of Default".

            "Indenture Trustee" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

            "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

            "Indenture Trustee Event" means either (i) the Secured Certificates shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or (ii) the Indenture Trustee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease.

            "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture


                                 Schedule I-13

Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

            "Initial Installment" has the meaning set forth in Section 19(d) of the Lease.

            "Initial Owner Participant" means Northwest Airlines, Inc., a Minnesota corporation.

            "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

            "Law" shall mean (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease Agreement", "the Lease Agreement", "the Lease", or "the Agreement", mean the Lease Agreement [NW 1997 I], dated as of February 3, 1998, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the Trust Agreement and the Trust Indenture, including, without limitation, supplementation thereof by one or more Lease Supplements entered into pursuant to the applicable provisions thereof.

            "Lease Default" shall mean any event which with the giving of notice or the lapse of time or both would become a Lease Event of Default.

            "Lease Event of Default" has the meaning which the term "Event of Default" has in the Lease.

            "Lease Period Date" means July 2, 1998 and each succeeding January 2 and July 2 to and including January 2, 2017, January 29, 2017, and each succeeding July 29 and January 29, to and including the last such date in the Term.

            "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms thereof.


                                 Schedule I-14

            "Lessee" shall mean Northwest Airlines, Inc., a Minnesota corporation.

            "Lessee Documents" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment, the Assignment and Assumption Agreement and the Tax Indemnity Agreement.

            "Lessee Person" means Lessee, any sublessee, or any other user or Person in possession of the Aircraft, any Engine, or any Part, and any Affiliate of any of the foregoing, but shall not include the Owner Participant, the Owner Trustee or any of their successors or assigns or any other Person claiming from or through the Owner Participant or the Owner Trustee (except pursuant to the Lease).

            "Lessor Liens" has the meaning specified in the Lease.

            "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B to the Lease.

            "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

            "Liquid Collateral" means all amounts and securities deposited from time to time in the Collateral Account and all of the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Cash Equivalents or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

            "Liquidity Facilities" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

            "Liquidity Provider" means Royal Bank of Canada, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

            "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Certificate Holder.

            "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

            "Loss Payment Date" has the meaning specified in Section 10(a) of the Lease.


                                 Schedule I-15

            "Losses" has the meaning specified in Section 18 of the Participation Agreement.

            "Majority in Interest of Certificate Holders" as of a particular date of determination shall mean the holders of more than a majority in aggregate unpaid Principal Amount of all Secured Certificates outstanding as of such date (excluding any Secured Certificates held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Secured Certificates then outstanding shall be held by the Owner Trustee or the Owner Participant) or Lessee or any affiliate of any thereof).

            "Make-Whole Amount" means, with respect to any Secured Certificate, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Secured Certificate computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Secured Certificate plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" at the time of determination with respect to any Secured Certificate means the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Certificate and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

            "Mandatory Document Terms" means the terms set forth on Schedule V to the Original Participation Agreement.

            "Mandatory Economic Terms" means the terms set forth on Schedule IV to the Original Participation Agreement.



                                 Schedule I-16

            "Make-Whole Termination Date" with respect to the Series A Secured Certificates, means July 2, 2010; with respect to the Series B Secured Certificates, means July 2, 2008; and with respect to the Series C Secured Certificates, means October 2, 2003.

            "Manufacturer" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

            "Manufacturer Delivery" means the date the Aircraft was delivered by the Manufacturer to Lessee, and accepted by Lessee, pursuant to the Purchase Agreement.

            "Manufacturer Documents" means the Purchase Agreement, the Residual Agreement and the Consent and Agreement.

            "Manufacturer Support Agreement" means that certain Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Lessee.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgaged Property" shall have the meaning specified in Section
3.03 of the Trust Indenture.

            "Net Economic Return" shall have the meaning ascribed to such term in paragraph 2 of Exhibit E to the Lease.

            "Net Present Value of Rents" shall have the meaning ascribed to such term in the Lease.

            "Operative Documents" and "Operative Document" means each of the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, the Acceptance Certificate, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Secured Certificates, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Guarantee, the Residual Agreement, the Collateral Account Control Agreement, the Assignment and Assumption Agreement, the Purchase Agreement Assignment and the Consent and Agreement.

            "Original Guarantee" means that certain Guarantee [NW 1997 I], dated as of the Certificate Closing Date, made by the Guarantor, as such Guarantee may have been amended or supplemented from time to time pursuant to the applicable provisions thereof prior to the Delivery Date.

            "Original Participation Agreement" means that certain Participation Agreement [NW 1997 I], dated as of the Certificate Closing Date, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Initial Owner Participant and Owner Trustee, as such Participation Agreement was amended or supplemented from time to time prior to the Delivery Date pursuant to the applicable provisions thereof.


                                 Schedule I-17

            "Original Trust Agreement" means that certain Trust Agreement [NW 1997 I], dated as of the Certificate Closing Date, between the Initial Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented prior to the Delivery Date pursuant to the applicable provisions thereof.

            "Original Trust Indenture" means that certain Trust Indenture and Security Agreement [NW 1997 I], dated as of the Certificate Closing Date, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with its terms but prior to being amended by the First Amendment to Trust Indenture.

            "Overall Transaction" means all the transactions contemplated by the Operative Documents.

            "Owner Indemnitee" shall have the meaning specified in the definition of Excluded Payments herein.

            "Owner Participant" shall mean the corporation executing the Participation Agreement as the Owner Participant, and thereafter any Person to which such corporation transfers all of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

            "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, the Assignment and Assumption Agreement, the Residual Agreement and the Tax Indemnity Agreement.

            "Owner Trustee" means the entity executing the Original Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

            "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Residual Agreement, the Trust Indenture and the Secured Certificates.

            "Participants" shall mean and include the Loan Participants and the Owner Participant.

            "Participation Agreement" means that certain Amended and Restated Participation Agreement [NW 1997 I], dated as of February 3, 1998, among Lessee, the Guarantor, the Owner Participant, the Purchasers, the Indenture Trustee, the Subordination Agent and the Owner Trustee, as such Participation Agreement may be amended or


                                 Schedule I-18
supplemented from time to time pursuant to the applicable provisions thereof, which Participation Agreement amended and restated in its entirety the Original Participation Agreement.

            "Parties" means the Owner Trustee, the Indenture Trustee and the Participants.

            "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom.

            "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Overall Transaction.

            "Pass Through Trust Agreement" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule I to the Participation Agreement.

            "Pass Through Trustee" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

            "Past Due Rate" (A) with respect to the Secured Certificates, means the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (B) for purposes of the Lease, means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the rate per annum equal to 2% over the Debt Rate as in effect from time to time and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

            "Payment Date" shall mean each January 2 and July 2, commencing on January 2, 1998 (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Secured Certificates have been paid in full.

            "Permitted Lien" means any Lien referred to in clauses (i) through
(viii) of Section 6 of the Lease.

            "Permitted Sublessee" means any entity domiciled in a country listed in Exhibit F to the Lease.


                                 Schedule I-19

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Principal Amount" with respect to a Secured Certificate means the stated original principal amount of such Secured Certificate and, with respect to all Secured Certificates, means the aggregate stated original principal amounts of all Secured Certificates.

            "Principal Amount Repayment Date" shall mean each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

            "Purchase Agreement" means that certain Sale and Purchase Agreement, dated as of February 5, 1997, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

            "Purchase Agreement Assignment" means that certain Purchase Agreement Assignment [NW 1997 I], dated as of February 3, 1998, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

            "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

            "QIB" shall have the meaning specified in Section 2.08 of the Trust Indenture.

            "Rating Agencies" means collectively, at any time, each nationally recognized agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies shall be S&P and Moody's.

            "Rating Agency Confirmation" means, with respect to any Operative Document that is to be modified in any material respect on the Delivery Date, a written confirmation from each of the Rating Agencies that the use of such Operative Document with such modifications would not result in (i) a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any class of Pass Through Certificates.

            "Related Indemnitee Group" means, with respect to any Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

            "Remaining Installments" has the meaning set forth in Section 19(d) of the Lease.


                                 Schedule I-20

            "Renewal Term" has the meaning specified in the Lease.

            "Rent" means Basic Rent and Supplemental Rent, collectively.

            "Replacement Airframe" shall mean any airframe substituted for the Airframe pursuant to Section 5.06 of the Trust Indenture.

            "Replacement Engine" shall mean any engine substituted for an Engine pursuant to Section 5.06 of the Trust Indenture.

            "Residual Agreement" means that certain Agreement (N509XJ), dated as of February 3, 1998, among the Manufacturer, the Owner Participant and the Owner Trustee.

            "Responsible Officer" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

            "S&P" means Standard & Poor's Ratings Group.

            "Scheduled Delivery Date" means the delivery date specified in the Delivery Notice pursuant to Section 2 of the Participation Agreement.

            "Section 1110 Period" shall have the meaning specified in Section 4.04(a) of the Trust Indenture.

            "Secured Certificates" shall mean and include any Secured Certificates issued under the Trust Indenture, and issued in exchange therefor or replacement thereof.

            "Secured Obligations" shall have the meaning specified in Section
2.06 of the Trust Indenture.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Holder" shall have the meaning specified in Section 2.15(c) of the Trust Indenture.

            "Series A" or "Series A Secured Certificates" means Secured Certificates issued and designated as "Series A" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series A."

            "Series B" or "Series B Secured Certificates" means Secured Certificates issued and designated as "Series B" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series B."


                                 Schedule I-21

            "Series C" or "Series C Secured Certificates" means Secured Certificates issued and designated as "Series C" under the Trust Indenture, in the Principal Amount and maturities and bearing interest as specified in
Schedule I to the Trust Indenture under the heading "Series C."

            "Special Purchase Price" means the amount denominated as such in Exhibit B to the Lease.

            "State Street" means State Street Bank and Trust Company, a Massachusetts trust company, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

            "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, shall mean, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C to the Lease opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after the last day of the Basic Term shall be the amount determined as provided in Section 19(a) of the Lease.

            "Sublease" means any sublease permitted by the terms of Section 7(b)(x) of the Lease.

            "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) of the Lease.

            "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

            "Successor Residual Agreement" has the meaning specified in the Lease.

            "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the


                                 Schedule I-22
aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

            "Tax Indemnitee" means (i) the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

            "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement [NW 1997 I], dated as of February 3, 1998, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

            "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

            "Term" means the Basic Term and, if actually entered into, any Renewal Term.

            "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

            "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means, but subject always to the provisions of Section 3(d)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D to the Lease opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) of the Lease and in Section 7 of the Tax Indemnity Agreement).

            "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:

            (1) the reasonable and actual fees, expenses and disbursements of
(A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Shearman & Sterling, special counsel for the Underwriters, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;


                                 Schedule I-23

                  (2) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;

                  (3) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;

                  (4) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee and the Subordination Agent;

                  (5) underwriting fees and commissions;

                  (6) the fees and expenses with respect to the appraisals of the Aircraft;

                  (7) the reasonable fees, expenses and disbursements of Thelen, Marrin, Johnson & Bridges LLP, special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                  (8) the reasonable fees, expenses and disbursements of Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, special counsel for Lessee;

                  (9) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

                  (10) the reasonable fees, expenses and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Liquidity Provider;

                  (11) the reasonable fees, expenses and disbursements of Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer; and

                  (12) the equity placement fee and reasonable disbursements of Babcock and Brown Financial Corporation.

            "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

            "Trust Agreement" means that certain Amended and Restated Trust Agreement [NW 1997 I], dated as of February 3, 1998, between the Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof, which Trust Agreement amended and restated in its entirety the Original Trust Agreement and continued the trusts thereby created.

            "Trust Agreement and Indenture Supplement" or "Trust Supplement" means a supplement to the Trust Agreement and to the Trust Indenture, in substantially the form of Exhibit A to the Trust Indenture, which shall particularly describe the Aircraft, and any


                                 Schedule I-24

Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement. The initial Trust Agreement and Indenture Supplement shall be dated the Delivery Date.

            "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

            "Trust Indenture", "the Trust Indenture", "Indenture", and "the Indenture" shall mean the Original Trust Indenture, as originally executed or as modified, amended or supplemented in accordance with its terms (including, without limitation, by the First Amendment to Trust Indenture).

            "Trust Indenture Estate" shall mean all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

            "Underwriting Agreement" means that certain Underwriting Agreement, dated as of September 16, 1997, among Lessee, the Guarantor and the underwriters named therein.

            "United States" or "U.S." means the United States of America.

            "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines
(i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.


                                 Schedule I-25